                                                                    Exhibit 23.1

                         Independent Auditors' Consent

The Board of Directors
Corvas International, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.

                                          KPMG LLP

San Diego, California
September 28, 2000